CORPORATE CHARTER APPROVAL SHEET
** KEEP WITH DOCUMENT **

DOCUMENT CODE 09A BUSINESS CODE ______

______

Close ______ Stock ______ Nonstock ______

P.A. ______ Religious ______

Merging (Transferor) ______

Surviving (Transferee) ______

1000361986827198

ID # D06207252 ACK # 1000361986827198
LIBER: B00361 FOLIO: 0799 PAGES: 0002
G2, INC.

03/18/2002 AT 10:55 A WO # 0000567165

New Name G2, Inc.

FEES REMITTED

Base Fee:	20
Org. & Cap. Fee:	
Expedite Fee:	
Penalty:	
State Recordation Tax:	
State Transfer Tax:	
______ Certified Copies	
Copy Fee:	
______ Certificates	
Certificate of Status Fee:	
Personal Property Filings:	
Other:	
TOTAL FEES:	20

✓ Change of Name
______ Change of Principal Office
______ Change of Resident Agent
______ Change of Resident Agent Address
______ Resignation of Resident Agent
______ Designation of Resident Agent and Resident Agent's Address
______ Change of Business Code
______ Adoption of Assumed Name
______ Other Change(s)

Credit Card ______ Check ✓ Cash ______

______ Documents on 2 Checks

Approved By: ______

Keyed By: CB

COMMENT(S):

Code ______

Attention: Eric Lipsetts

Mail to Address: 77 West Street
Ste 310
Annapolis MD 21401

Stamp Work Order and Customer Number HERE

CUST ID:0000836929
WORK ORDER:0000567165
DATE:03-18-2002 08:37 AM
AMT. PAID:$20.00

DB

ARTICLES OF AMENDMENT

(1)

(2) Annapolis Technology, Inc.

a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows:

The name of the corporation is changed from Annapolis Technology, Inc. to G2, Inc.

CUST ID:0000836929
WORK ORDER:0000567165
DATE:03-19-2002 09:37 AM
AMT. PAID:$20.00

2002 MAR 18 A 10:55

This amendment of the charter of the corporation has been approved by

(4) The Directors. No stock has been issued.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5) David Marvin /EBL
Secretary David Marvin

(5) Paul Green /EBL
President Paul Green

(6) 426 Lankford Road
Harwood, MD 20776